MICRON ENVIRO SYSTEMS, INC.

#121 - 8 Bond Street

Great Neck, New York
11021 USA

July 13, 2009

MENV—USA

NDDA—Germany

Micron Acquires Gold Property near Underworld Resources

Micron Enviro Systems, Inc. ("Micron" or the “Company”) is pleased to announce that it has acquired land in close proximity to a recent significant new gold discovery in Yukon, Canada.  Significant results from Underworld’s discovery returned grades of 3.94 g/t Au over 59.9 and 3.59 g/t Au over 98.3 meters.  As additional drilling is ongoing on this prospect, the future results may prove to be one of the most significant mining deposits in Northern Canada in recent times.

Bradley Rudman, president of Micron stated, “Having secured a land position in this exciting new mining camp is a tremendous opportunity for Micron.  The Underworld discovery could have the potential to be a large new discovery, hopefully similar to the Pogo Mine in Alaska.  We are excited to add to the assets of the Company in the one of the newest ‘mining hotspots.’  Not only do we have this new prospect, but we have the coal claims and Oil sands leases, making Micron a well diversified junior company.  Management is also optimistic that additional projects or additional acreage, complimenting one of our existing projects, will be acquired in the near future.”

Micron’s common shares will be split on a three for one basis shortly.  Shareholders of record will receive the additional shares.  The record date will be decided shortly, but it is now anticipated to be around August 1, 2009.  Therefore, shareholders of record will be eligible for the split, for example, a shareholder who owns one million shares as of the record date, will own three million shares upon the split becoming effective.  The reason for the split is to reward the shareholders of record and to potentially increase the liquidity of the trading of the shares.

Micron is an emerging oil and gas company that now has exposure to multiple leases in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has approved coal leases at this time covering approximately 44,433 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at .

If you have any questions, please call Micron at 315-307-8136. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 315-307-8136